Project Secure May 2019 – Financial Results June 24, 2019

Financial Results
Summary – May 2019 YTD

The Company shared its preliminary, unaudited May 2019 financial results. The illustrative table to the right compares budgeted versus preliminary unaudited actuals for certain metrics as of and for the five months ended May 2019

- Total Revenue was $4.1M or 1.9% below budget due to fewer retention and moves jobs than planned
- Total Adjusted EBITDA was effectively on-plan which includes the aforementioned revenue variance, offset by favorable expenses (including the aforementioned retention/moves related expenses)
- End of Period Subscribers were 890.7K, 0.3% higher than forecasted, primarily driven by favorable attrition
- Total RMR was $40.5M, 0.8% higher than forecasted, as a result of higher subscriber count
- Total Accounts Created were 2.3% or 846 lower than forecasted driven by 110 YTD bulk buys (vs. 281 budgeted per month), partially offset by otherwise strong dealer channel performance
- Consolidated Creation Multiple ("CCM") was 37.4x, 3.8% higher than budgeted principally due to favorable volume from higher multiple dealers

	May 2019 YTD		Favorable / (Unfavorable)	
($ in '000s)	Budget	Prelim. Act.	Var. Amt.	Var. %
Total Revenue (Incl. ASC 606)	$219,236	$215,180	($4,056)	(1.9%)
Total Revenue (Excl. ASC 606)	$217,775	$217,843	$68	0.0%
Adj. EBITDA (Incl. ASC 606)	$119,277	$119,382	$105	0.1%
Margin %	54.4%	55.5%	1.1%	2.0%
Adj. EBITDA (Excl. ASC 606)	$119,077	$123,148	$4,072	3.4%
Margin %	54.7%	56.5%	1.9%	3.4%
Expensed Subscriber acquisition costs, net				
Gross subscriber acquisition costs	$15,942	$14,637	$1,305	8.2%
Revenue assoc. w/ subscriber acquisition costs	$4,978	$3,335	($1,642)	(33.0%)
Expensed subscriber acquisition costs, net	$10,964	$11,302	($337)	(3.1%)
Total Subscribers	888,030	890,713	2,683	0.3%
Total RMR	$40,149	$40,460	$311	0.8%
Unit Attrition %[2]	17.8%	17.5%	0.3%	1.5%
RMR Attrition %[2]	17.7%	17.1%	0.6%	3.3%
Accounts Created[1]:				
Dealer + Bulk	27,756	27,750	(6)	(0.0%)
Direct to Consumer	8,772	7,932	(840)	(9.6%)
Total Accounts Created	36,528	35,682	(846)	(2.3%)
Consolidated Creation Multiple	36.1x	37.4x	(1.4x)	(3.8%)

Notes:
1) Includes economic replacement
2) Rounded to the nearest tenth

[1]

Financial Results
Summary – May 2019 MTD

The Company shared its preliminary, unaudited May 2019 financial results. The illustrative table to the right compares budgeted versus preliminary unaudited actuals for certain metrics as of and for the month ended May 2019

- Total Revenue was $1.4M or 3.1% below budget due to fewer retention and moves jobs than planned
- Total Adjusted EBITDA was $1.1M or 4.5% below plan due to the aforementioned revenue variance, partially offset by related expenses
- End of Period Subscribers were 890.7K, 0.3% higher than forecasted, primarily driven by favorable attrition
- Total RMR was $40.5M, 0.8% higher than forecasted, as a result of higher subscriber count
- Total Accounts Created were 10.8% or 975 lower than forecasted, largely driven by 21 bulk buys during May (vs. 281 budgeted) and fewer direct to consumer adds
- Consolidated Creation Multiple ("CCM") was 38.7x, 9.0% higher than budgeted principally due to favorable volume from higher multiple dealers

	May 2019		Favorable / (Unfavorable)	
($ in '000s)	Budget	Prelim. Act.	Var. Amt.	Var. %
Total Revenue (Incl. ASC 606)	$44,150	$42,775	($1,375)	(3.1%)
Total Revenue (Excl. ASC 606)	$44,241	$43,210	($1,032)	(2.3%)
Adj. EBITDA (Incl. ASC 606)	$23,344	$22,285	($1,060)	(4.5%)
Margin %	52.9%	52.1%	(0.8%)	(1.5%)
Adj. EBITDA (Excl. ASC 606)	$23,636	$22,911	($725)	(3.1%)
Margin %	53.4%	53.0%	(0.4%)	(0.8%)
Expensed Subscriber acquisition costs, net				
Gross subscriber acquisition costs	$4,022	$3,842	$180	4.5%
Revenue assoc. w/ subscriber acquisition costs	$1,393	$839	($553)	(39.7%)
Expensed subscriber acquisition costs, net	$2,629	$3,002	($374)	(14.2%)
Total Subscribers	888,030	890,713	2,683	0.3%
Total RMR	$40,149	$40,460	$311	0.8%
Unit Attrition %[2]	17.8%	17.5%	0.3%	1.5%
RMR Attrition %[2]	17.7%	17.1%	0.6%	3.3%
Accounts Created[1]:				
Dealer + Bulk	6,831	6,279	(552)	(8.1%)
Direct to Consumer	2,226	1,803	(423)	(19.0%)
Total Accounts Created	9,057	8,082	(975)	(10.8%)
Consolidated Creation Multiple	35.5x	38.7x	(3.2x)	(9.0%)

Notes:
1) Includes economic replacement
2) Rounded to the nearest tenth

[2]

Financial Results Net loss to Adjusted EBITDA – May 2019 MTD and YTD The Company shared its preliminary, unaudited May 2019 May 2019 May 2019 YTD ($ in '000s) Budget Prelim. Act. Budget Prelim. Act. financial results. The illustrative table to the right Net loss ($9,644) ($11,389) ($42,126) ($45,664) compares budgeted versus preliminary unaudited actuals Amortization of subscriber accounts, deferred contract for certain metrics for the month and four months ended acquisition costs and other intangible assets $16,979 $16,180 $84,813 $81,753 Depreciation $927 $1,004 $4,568 $5,170 May 2019 Stock-based compensation $125 $58 $540 $303 Long-term incentive compensation - $146 - $487 LiveWatch acquisition contingent bonus charges - - - $63 Legal settlement - insurance recovery - - ($3,000) ($4,800) Integration / Implementation of company initiatives $1,190 $163 $4,996 $2,330 Refinancing expense - - - $5,214 Derivatives loss/(gain) - - - $6,804 Interest expense $13,495 $15,900 $67,153 $66,606 Income tax expense $273 $222 $2,332 $1,116 Adjusted EBITDA $23,344 $22,285 $119,277 $119,382 [ 3 ]